                                                                     Exhibit 2.6

                                  EXHIBIT D-4

                         ICBD TECHNOLOGY OWNERSHIP AND
                               LICENSE AGREEMENT

                                    between

                            HEWLETT-PACKARD COMPANY

                                      and

                          AGILENT TECHNOLOGIES, INC.



                       Effective as of November 1, 1999

                ICBD TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS.......................................................   1
     1.1   AFFILIATED COMPANY...............................................   1
     1.2   AGILENT ICBD PRODUCTS............................................   1
     1.3   AGILENT OWNED ICBD TECHNOLOGY....................................   2
     1.4   COPYRIGHTS.......................................................   2
     1.5   DATABASE RIGHTS..................................................   2
     1.6   HP ICBD PRODUCTS.................................................   2
     1.7   HP OWNED ICBD TECHNOLOGY.........................................   2
     1.8   ICBD TECHNOLOGY..................................................   2
     1.9   ICBD TECHNOLOGY RESTRICTION DATABASE.............................   3
     1.10  ICBD TECHNOLOGY DATABASE.........................................   3
     1.11  IMPROVEMENTS.....................................................   3
     1.12  INVENTION DISCLOSURE.............................................   3
     1.13  JOINT ICBD TECHNOLOGY............................................   3
     1.14  LICENSED AGILENT ICBD TECHNOLOGY.................................   3
     1.15  LICENSED HP ICBD TECHNOLOGY......................................   3
     1.16  MASK WORKS RIGHTS................................................   4
     1.17  MASTER SEPARATION AGREEMENT......................................   4
     1.18  PATENTS..........................................................   4
     1.19  PERSON...........................................................   4
     1.20  SELL.............................................................   4
     1.21  SEPARATION DATE..................................................   4
     1.22  SUBSIDIARY.......................................................   4
     1.23  THIRD PARTY .....................................................   4

ARTICLE II ALLOCATION OF OWNERSHIP..........................................   5
     2.1   CONFIRMATION OF OWNERSHIP........................................   5
     2.2   ASSIGNMENT.......................................................   5
     2.3   JOINT ICBD TECHNOLOGY............................................   5
     2.4   PRIOR GRANTS.....................................................   6
     2.5   ASSIGNMENT DISCLAIMER............................................   6
     2.6   PRIOR AGREEMENTS.................................................   6
     2.7   COPIES IN ITS POSSESSION.........................................   6

ARTICLE III LICENSES AND RIGHTS.............................................   6
     3.1   LICENSE TO HP UNDER THE LICENSED AGILENT ICBD TECHNOLOGY.........   6
     3.2   LICENSE TO AGILENT UNDER THE HP OWNED ICBD TECHNOLOGY WITH
           RESPECT TO HP ICBD PRODUCTS......................................   9
     3.3   LICENSE TO AGILENT UNDER THE LICENSED HP ICBD TECHNOLOGY.........  11

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     3.4   HAVE MADE RIGHTS.................................................  14
     3.5   RIGHTS TO JOINT ICBD TECHNOLOGY..................................  14
     3.6   IMPROVEMENTS.....................................................  15
     3.7   SUBSIDIARIES AND AFFILIATED COMPANIES............................  16
     3.8   NO PATENT LICENSES...............................................  16
     3.9   THIRD PARTY TECHNOLOGY...........................................  16

ARTICLE IV USE RESTRICTIONS.................................................  16

ARTICLE V CONFIDENTIALITY...................................................  17

ARTICLE VI TERMINATION......................................................  17
     6.1   VOLUNTARY TERMINATION............................................  17
     6.2   SURVIVAL.........................................................  17
     6.3   NO OTHER TERMINATION.............................................  17

ARTICLE VII DISPUTE RESOLUTION..............................................  17
     7.1   NEGOTIATION......................................................  17
     7.2   NONBINDING MEDIATION.............................................  18
     7.3   PROCEEDINGS......................................................  18

ARTICLE VIII LIMITATION OF LIABILITY........................................  18

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................  19
     9.1   DISCLAIMER.......................................................  19
     9.2   NO IMPLIED LICENSES..............................................  19
     9.3   INFRINGEMENT SUITS...............................................  19
     9.4   NO OTHER OBLIGATIONS.............................................  19
     9.5   ENTIRE AGREEMENT.................................................  20
     9.6   GOVERNING LAW....................................................  20
     9.7   DESCRIPTIVE HEADINGS.............................................  20
     9.8   NOTICES..........................................................  20
     9.9   NONASSIGNABILITY.................................................  21
     9.10  SEVERABILITY.....................................................  21
     9.11  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE............  21
     9.12  AMENDMENT........................................................  21
     9.13  COUNTERPARTS.....................................................  21

EXHIBIT A: AFFILIATED COMPANIES
EXHIBIT B: FIELD RESTRICTIONS

                ICBD TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

     This ICBD Technology Ownership and License Agreement (the "Agreement") is effective as of November 1, 1999 (the "Effective Date"), between Hewlett-Packard Company, a Delaware corporation ("HP"), having an office at 3000 Hanover Street, Palo Alto, California 94304 and Agilent Technologies, Inc., a Delaware corporation ("Agilent"), having an office at 3000 Hanover Street, Palo Alto, California 94304.

     WHEREAS, the Board of Directors of HP has determined that it is in the best interest of HP and its stockholders to separate HP's existing businesses into two independent businesses;

     WHEREAS, as part of the foregoing, HP and Agilent have entered into a Master Separation Agreement (as defined below), which provides, among other things, for the separation of certain Agilent assets and Agilent liabilities, the initial public offering of Agilent stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

     WHEREAS, also as part of the foregoing, HP and Agilent desire to confirm HP's and Agilent's ownership of certain technology related to integrated circuits; and

     WHEREAS, each party further desires to receive, and the other party is willing to grant, certain rights to use certain of such technology.

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article I and shall have the meaning specified herein:

     1.1 AFFILIATED COMPANY. "Affiliated Company" means, with respect to HP, any entity in which HP holds a 50% or less ownership interest and that is listed on Exhibit A hereto and, with respect to Agilent, any entity in which Agilent holds a 50% or less ownership interest and that is listed on Exhibit A hereto; provided, however, that any such entity listed in Exhibit A shall be considered to be an Affiliated Company under this Agreement only if it agrees in writing to be bound by the terms and conditions of this Agreement. Exhibit A may be amended from time to time after the date hereof upon mutual consent of the parties.

     1.2 AGILENT ICBD PRODUCTS. "Agilent ICBD Products" means any and all semiconductor devices, at whatever stage of completion in the manufacturing process, in die, wafer, packaged or chip form, integrated circuit modules incorporating such semiconductor devices, and related software (whether embedded in such devices or modules or Sold or licensed in connection with such devices or modules) that are used or Sold now or hereafter by Agilent, its Subsidiaries or Affiliated Companies and are based on or incorporate the Licensed HP ICBD Technology (including Third Party semiconductor devices, integrated circuit modules and related software when Agilent, its Subsidiaries or Affiliated Companies are making (but not having made) such products as a contract manufacturer or foundry for such Third Parties).

     1.3 AGILENT OWNED ICBD TECHNOLOGY. "Agilent Owned ICBD Technology" means the ICBD Technology listed or described as such in the ICBD Technology Database.

     1.4 COPYRIGHTS. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof and (iii) moral rights under the laws of any jurisdiction.

     1.5 DATABASE RIGHTS. "Database Rights" means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

     1.6 HP ICBD PRODUCTS. "HP ICBD Products" means any and all semiconductor devices, at whatever stage of completion in the manufacturing process, in die, wafer, packaged or chip form, integrated circuit modules incorporating such semiconductor devices, and related software (whether embedded in such devices or modules or Sold or licensed in connection with such devices or modules) that are used or Sold now or hereafter by HP, its Subsidiaries or Affiliate Companies and are based on or incorporate the Licensed Agilent ICBD Technology (including Third Party semiconductor devices, integrated circuit modules and related software when HP, its Subsidiaries or Affiliated Companies are making (but not having made) such products as a contract manufacturer or foundry for such Third Parties).

     1.7 HP OWNED ICBD TECHNOLOGY. "HP Owned ICBD Technology" means ICBD Technology listed or described as such in the ICBD Technology Database.

     1.8 ICBD TECHNOLOGY. "ICBD Technology" means semiconductor topologies, cell libraries, cores or other similar elements, logic modules, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge, data or the like, solely to the extent that any of the foregoing are listed or described in the ICBD Technology Database. The term ICBD Technology includes Copyrights, Database Rights, Mask Work Rights, trade secrets and any other intellectual property right, but expressly does not include (i) any trademark, trade name, trade dress or service mark or applications for registration thereof, or (ii) any Patents, or applications therefor, including any of the foregoing that may be based on Invention Disclosures that are covered by the Master Patent Ownership and Assignment Agreement between the parties, but does include trade secret rights in and to inventions disclosed in such applications and Invention Disclosures.

     1.9 ICBD TECHNOLOGY DATABASE. "ICBD Technology Database" means the ICBD Technology Database, as it may be updated by the parties upon mutual agreement to add ICBD Technology as of the Separation Date.

     1.10 ICBD TECHNOLOGY FIELD DEFINITION DATABASE. "ICBD Technology Field Definition Database" means the ICBD Technology Field Definition Database, as it may be updated by the parties as of the Separation Date.

     1.11 IMPROVEMENTS. "Improvements" to ICBD Technology means (i) with respect to Copyrights, any modifications, derivative works, and translations of works of authorship, (ii) with respect to Database Rights, any database that is created by extraction or re-utilization of another database, and (iii) with respect to Mask Work Rights, trade secrets and other intellectual property rights included within the definition of ICBD Technology and not covered by Sections 1.11(i) and (ii) above, any improvements of ICBD Technology. For the purposes of clarification, an item of ICBD Technology will be deemed to be an Improvement of another item of ICBD Technology only if it is actually derived from such other item of ICBD Technology and not merely because it may have the same or similar functionality or use as such other item of ICBD Technology.

     1.12 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records.

     1.13 JOINT ICBD TECHNOLOGY. "Joint ICBD Technology" means the ICBD Technology listed or described as such in the ICBD Technology Database.

     1.14 LICENSED AGILENT ICBD TECHNOLOGY. "Licensed Agilent ICBD Technology" means the ICBD Technology listed or described as such in the ICBD Technology Database and:

          (a) which, as of the Separation Date, Agilent or any Subsidiary or Affiliated Company of Agilent (i) owns or controls or (ii) otherwise has the right to grant any licenses of the type and on the terms herein granted to HP without the obligation to pay royalties or other consideration to Third Parties; and

          (b) which is known to or in the possession of HP, its Subsidiaries or Affiliated Companies as of the Separation Date.

     1.15 LICENSED HP ICBD TECHNOLOGY. "Licensed HP ICBD Technology" means the ICBD Technology listed or described as such in the ICBD Technology Database and:

          (a) which, as of the Separation Date, HP or any Subsidiary or Affiliated Company of HP (i) owns or controls or (ii) otherwise has the right to grant any licenses of the type and on the terms herein granted to Agilent without the obligation to pay royalties or other consideration to Third Parties; and

           (b) which is known to or in the possession of Agilent, its Subsidiaries or Affiliated Companies as of the Separation Date.

     1.16 MASK WORK RIGHTS. "Mask Work Rights" means (i) any rights in mask works, as defined in 17 U.S.C. Section 901, whether registered or unregistered, including applications for registration thereof, and (ii) any foreign rights in semiconductor topologies under the laws of any jurisdiction, whether registered or unregistered, including applications for registration thereof.

     1.17 MASTER SEPARATION AGREEMENT. "Master Separation Agreement" means the Master Separation and Distribution Agreement between the parties.

     1.18 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

     1.19 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

     1.20 SELL. To "Sell" a product means to sell, transfer, lease, or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

     1.21 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, November 1, 1999 or such other date as may be fixed by the Board of Directors of HP.

     1.22 SUBSIDIARY. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless the context otherwise requires, reference to HP and its Subsidiaries shall not include the subsidiaries of HP that will be transferred to Agilent after giving effect to the Separation (as defined in the Master Separation Agreement), including the actions taken pursuant to the Non-US Plan (as defined in the Master Separation Agreement). For example, if HP owns 70% of the stock of another corporation, and that corporation owns 60% of the equity interest of a limited liability company, then that corporation is a Subsidiary of HP but that limited liability company is not. However, if such corporation owns 90% of the equity interest of a limited liability company, then that limited liability company is a Subsidiary of HP. For the avoidance of doubt, this definition of Subsidiary is different from the definition of Subsidiary in the Master Separation Agreement.

     1.23 THIRD PARTY. "Third Party" means a Person other than HP and its Subsidiaries and Affiliated Companies and Agilent and its Subsidiaries and Affiliated Companies.

                                  ARTICLE II
                            ALLOCATION OF OWNERSHIP

     2.1 CONFIRMATION OF OWNERSHIP. The parties hereby agree and confirm that, as between the parties, HP retains for itself all right, title and interest in and to the HP Owned ICBD Technology (except for any licenses expressly granted in Article III) and that no transfer or assignment of ownership rights is intended by the parties. At any time during the period beginning on the Separation Date and until a reasonable period after Agilent ceases to manufacture a particular HP ICBD Product for HP, HP shall have the right to access and to copy or have Agilent copy for HP any and all portions of the HP Owned ICBD Technology related to such HP ICBD Product in the possession of Agilent. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between Agilent and HP. All costs associated with the assembling, copying and delivering of the HP Owned ICBD Technology shall be borne by HP (except for the value of the time of Agilent employees). HP shall respond to reasonable requests by Agilent concerning whether a particular HP ICBD Product will continue to be manufactured by Agilent.

     2.2 ASSIGNMENT. Subject to Sections 2.4-2.6 below and to Article IV, HP hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Agilent Owned ICBD Technology, to be held and enjoyed by Agilent, its successors and assigns. HP further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Agilent Owned ICBD Technology, and for past misappropriation of trade secrets in and to the Agilent Owned ICBD Technology. HP further covenants that HP will, without demanding any further consideration therefor, at the request and expense of Agilent (except for the value of the time of HP employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for evidencing, maintaining, recording and perfecting Agilent's rights to such Agilent Owned ICBD Technology consistent with HP's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Agilent for each Copyright, Mask Work Right, or Database Right jurisdiction.

     2.3  JOINT ICBD TECHNOLOGY.  Subject to Sections 2.4-2.6 below and to
Article IV, HP hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent an undivided one-half interest in and to the Joint ICBD Technology to be held and enjoyed by Agilent, its successors and assigns. HP further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Agilent an undivided one-half interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Joint ICBD Technology, and for past misappropriation of trade secrets in and to the Joint ICBD Technology. HP further covenants that HP will, without demanding any consideration therefor, at the request and expense of Agilent (except for the value of the time of HP employees), do (and cause its Subsidiaries to do) all lawful and just acts including the execution and acknowledgement of instruments, that may be or become necessary for evidencing, maintaining and perfecting Agilent's rights to such Joint ICBD Technology consistent with HP's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Agilent for each Copyright, Mask Work Right or Database Right jurisdiction.

     2.4 PRIOR GRANTS. Agilent acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by HP or its Subsidiaries with respect to the Agilent Owned ICBD Technology prior to the Separation Date. HP shall respond to reasonable inquiries from Agilent regarding any such prior grants.

     2.5 ASSIGNMENT DISCLAIMER. AGILENT ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT NEITHER HP NOR ANY SUBSIDIARY OR AFFILIATED COMPANY OF HP HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

     2.6  PRIOR AGREEMENTS.  Notwithstanding the foregoing provisions of this
Article II, the parties agree that this Agreement does not supersede any existing agreements that may have been entered into before the Separation Date regarding the allocation of ownership to any ICBD Technology as between HP and Agilent.

     2.7 COPIES IN ITS POSSESSION. Notwithstanding the allocation of ownership in this Article II, each party has the right to retain copies of any ICBD Technology that it has in its possession as of the Separation Date.

                                  ARTICLE III
                              LICENSES AND RIGHTS

     3.1  LICENSE TO HP UNDER THE LICENSED AGILENT ICBD TECHNOLOGY.

          (a) Agilent grants (and agrees to cause its appropriate Subsidiaries or Affiliated Companies to grant) to HP the following personal, irrevocable, nonexclusive, worldwide, fully paid, royalty-free and non-transferable (except as specified in Section 9.9 below) licenses:

                (i) under its and their Copyrights in and to the Licensed Agilent ICBD Technology, (A) to reproduce and have reproduced the works of authorship included in the Licensed Agilent ICBD Technology and Improvements thereof prepared by or for HP, in whole or in part, as part of HP ICBD Products,
(B) to prepare Improvements or have Improvements prepared for it based upon the works of authorship included in the Licensed Agilent ICBD Technology in order to create HP ICBD Products, (C) to distribute (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) copies of the works of authorship included in the Licensed Agilent ICBD Technology and Improvements thereof prepared by or for HP to the public by sale or other transfer of ownership or by rental, lease or lending, as part of HP ICBD Products, and (D) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included in the Licensed Agilent ICBD Technology and Improvements thereof prepared by or for HP, as part of HP ICBD Products;

               (ii) under its and their Database Rights in and to the Licensed Agilent ICBD Technology, to extract data from the databases included in the Licensed Agilent ICBD Technology and to re-utilize such data to design, develop, manufacture and have manufactured HP ICBD Products and to Sell such HP ICBD Products that incorporate such data, databases and Improvements thereof prepared by or for HP;

               (iii) under its and their Mask Work Rights in and to the Licensed Agilent ICBD Technology, (A) to reproduce and have reproduced mask works and semiconductor topologies included in the Licensed Agilent ICBD Technology and embodied in HP ICBD Products by optical, electronic or any other means, (B) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (C) to induce or knowingly to cause another Person to do any of the acts described in Sections 3.1(a)(iii)(A) and (B) above; and

               (iv) under its and their trade secrets and other intellectual property rights in and to the Licensed Agilent ICBD Technology (except the intellectual property rights excluded from the definition of ICBD Technology), to use the Licensed Agilent ICBD Technology and Improvements thereof prepared by or for HP to design, develop, manufacture and have manufactured HP ICBD Products and to Sell such HP ICBD Products.

          (b) Without limiting the generality of the foregoing licenses granted in Section 3.1(a) above,

               (i) with respect to cores or other similar elements included within the Licensed Agilent ICBD Technology, such licenses include the right to synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed and integrate the cores or other similar elements and Improvements thereof made by or for HP to design, develop and manufacture HP ICBD Products, and to Sell HP ICBD Products worldwide;

               (ii) with respect to software included within the Licensed Agilent ICBD Technology, such licenses include the right to use, modify, and reproduce such software and Improvements thereof made by or for HP to create HP ICBD Products, in source code and object code form, and to Sell such software and Improvements thereof made by or for HP, in source code and object code form, as part of HP ICBD Products; and

               (iii) the foregoing licenses include the right to have contract manufacturers and foundries manufacture HP ICBD Products for HP.

          (c) HP may grant sublicenses within the scope of the licenses granted under Sections 3.1(a) and (b) above as follows:

               (i) HP may grant sublicenses to its Subsidiaries for so long as they remain its Subsidiaries, with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of such party and as described in Section 3.1(c) (iii) below; provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming a Subsidiary;

               (ii) HP may grant sublicenses to its Affiliated Companies for so long as HP holds at least thirty percent (30%) ownership interest in the Affiliated Companies, with no right to grant further sublicenses other than, in the case of a sublicensed Affiliated Company, to the Affiliated Company's wholly owned subsidiaries and as described in Section 3.1(c)(iii) below; provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming an Affiliated Company;

               (iii) HP may grant sublicenses with respect to HP ICBD Products in the form of software, in object code and source code form, to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers; and

               (iv) HP may grant sublicenses with respect to the relevant Licensed Agilent ICBD Technology to the Transferee (as defined below), in the event that HP transfers, after the Separation Date, a going business (but not all or substantially all of its business or assets), provided that such transfer includes at least one marketable product and tangible assets having a net value of at least ten million U.S. Dollars ($10,000,000.00), regardless of whether such transfer is part of (A) an asset sale to any Third Party, (B) a sale of shares or securities in a Subsidiary or Affiliated Company to a Third Party such that (x) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, HP ceases to hold at least thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (y) the Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority, or (C) a sale of shares or securities in a Subsidiary or Affiliated Company to a Third Party such that (x) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, Agilent ceases to hold at least thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (y) no single Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such ex-Subsidiary or ex-Affiliated Company; provided that:

                     (1) the Transferee shall have no right to grant further sublicenses except as described in Section 3.1(c)(iii) above and except that the Transferee shall have the right to grant sublicenses to any Person at least eighty percent (80%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, directly or indirectly, owned by the Transferee, only for so long as such ownership exists;

                    (2) such sublicenses shall not come into effect unless and until such Transferee agrees in writing for the benefit of Agilent to be bound by the terms of this Agreement, including but not limited to the use restrictions in Article IV and the confidentiality obligations under Article V;

                    (3) this Section 3.1(c)(iv) shall be excluded from such sublicense in any event; and

                    (4) HP shall give Agilent prompt written notice of any such sublicense and a copy of the portions of the relevant agreement between HP and such Transferee containing the sublicense terms.

                    (5) HP may exercise its rights under this Section 3.1(c)(iv) no more than eight (8) times unless otherwise agreed to in writing by Agilent. Notwithstanding the foregoing limitation, however, in any sublicense granted by HP to a Transferee under this Section 3.1(c)(iv), HP may elect to relinquish its license under this Agreement in the field of use covered by the sublicense, and such sublicense shall not count toward the limit. In making such election, HP promptly shall notify Agilent. All notices of transfer by HP and all consents by Agilent shall be effective only if provided to or by the Director of Intellectual Property of the applicable party.

                    (6) As used in this Section 3.1(c)(iv), "Transferee" in the case of Sections 3.1(c)(iv)(A) and (B) means the Third Party acquiring the going business or eighty percent (80%) of the Subsidiary or Affiliated Company and in the case of Section 3.1(c)(iv)(C) means the ex-Subsidiary or ex-Affiliated Company only.

          (d) The licenses granted above to the Licensed Agilent ICBD Technology shall continue in perpetuity (or, in the case of Copyrights, Database Rights and Mask Work Rights, until the expiration of the term thereof).

     3.2 LICENSE TO AGILENT UNDER THE HP OWNED ICBD TECHNOLOGY WITH RESPECT TO HP ICBD PRODUCTS.

          (a) HP grants (and agrees to cause its appropriate Subsidiaries or Affiliated Companies to grant) to Agilent the following personal, irrevocable, nonexclusive, worldwide, fully paid, royalty-free and non-transferable (except as specified in Section 9.9 below) licenses:

                (i) under its and their Copyrights in and to the HP Owned ICBD Technology, (A) to reproduce and have reproduced the works of authorship included in the HP Owned ICBD Technology and Improvements prepared for HP, in whole or in part, as part of HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP, (B) to prepare Improvements or have Improvements prepared for HP based upon the works of authorship included in the HP Owned ICBD Technology in order to create HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP, (C) to distribute (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) copies of the works of authorship included in the HP Owned ICBD Technology and Improvements thereof prepared for HP to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time, by sale or other transfer of ownership or by rental, lease or lending, as part of HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP, and (D) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included in the HP Owned ICBD Technology and Improvements thereof prepared for HP, as part of HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP;

               (ii) under its and their Database Rights in and to the HP Owned ICBD Technology, to extract data from the databases included in the HP Owned ICBD Technology and to re-utilize such data to design, develop, and manufacture HP ICBD Products for HP or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP and to Sell such HP ICBD Products and such other products that incorporate such data, databases and Improvements thereof prepared for HP to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time;

               (iii) under its and their Mask Work Rights in and to the HP Owned ICBD Technology, (A) to reproduce and have reproduced mask works and semiconductor topologies included in the HP Owned ICBD Technology and embodied in HP ICBD Products (or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP) by optical, electronic or any other means, (B) to import or distribute a product in which any such mask work or semiconductor topology is embodied to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time, and (C) to induce or knowingly to cause another Person to do any of the acts described in Sections 3.2(a)(iii)(A) and (B) above solely on behalf of HP; and

               (iv) under its and their trade secrets and other intellectual property rights in and to the HP Owned ICBD Technology (except the intellectual property rights excluded from the definition of ICBD Technology), to use the HP Owned ICBD Technology and Improvements thereof prepared for HP to design, develop and manufacture HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP and to Sell such HP ICBD Products and other Products to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time.

          (b) Without limiting the generality of the foregoing licenses granted in Section 3.2(a) above,

               (i) with respect to cores or other similar elements included within the HP Owned ICBD Technology, such licenses include the right to synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed and integrate the cores or other similar elements and Improvements thereof made for HP to design, develop and manufacture HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP, and to Sell HP ICBD Products and such other products to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time;

               (ii) with respect to software included within the HP Owned ICBD Technology, such licenses include the right to use, modify, and reproduce such software and Improvements thereof made for HP to create HP ICBD Products or any other products that Agilent provides to HP or to Subsidiaries or Affiliated Companies of HP, in source code and object code form, and to Sell such software and Improvements thereof made for HP, in source code and object code form, as part of HP ICBD Products and other products to HP and such Subsidiaries and Affiliated Companies of HP and Third Parties as HP may designate in writing to Agilent from time to time; and

               (iii) the foregoing licenses include the right to have contract manufacturers and foundries including, but not limited to, Chartered Silicon Partners, Ltd. and Chartered Silicon Manufacturing, manufacture HP ICBD Products or any other products for HP.

          (c) Agilent may grant sublicenses (with no further right to sublicense) to its Subsidiaries and Affiliated Companies within the scope of the license granted under Section 3.2(a) above for so long as, in the case of Subsidiaries, they remain its Subsidiaries, or, in the case of Affiliated Companies, Agilent holds at least thirty percent (30%) ownership interest in such Affiliated Companies. Any such sublicense may be made effective retroactively, but not prior to the sublicensee's becoming a Subsidiary or Affiliated Company.

          (d) The licenses granted in this Section 3.2 to the HP Owned ICBD Technology shall continue only for so long as Agilent is making HP ICBD Products for Sale to HP, its Subsidiaries, Affiliated Companies or Third Parties designated by HP in writing.

          (e)  This Section 3.2 does not limit the licenses granted in Section
3.3 below with respect to Licensed HP ICBD Technology.

     3.3  LICENSE TO AGILENT UNDER THE LICENSED HP ICBD TECHNOLOGY.

          (a) Subject to Article IV, HP grants (and agrees to cause its appropriate Subsidiaries or Affiliated Companies to grant) to Agilent the following personal, irrevocable, nonexclusive, worldwide, fully paid, royalty-free and non-transferable (except as specified in Section 9.9 below) licenses:

               (i) under its and their Copyrights in and to the Licensed HP ICBD Technology, (A) to reproduce and have reproduced the works of authorship included in the Licensed HP ICBD Technology and Improvements thereof prepared by or for Agilent, in whole or in part, as part of Agilent ICBD Products, (B) to prepare Improvements or have Improvements prepared for it based upon the works of authorship included in the Licensed HP ICBD Technology in order to create Agilent ICBD Products, (C) to distribute (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) copies of the works of authorship included in the Licensed HP ICBD Technology and Improvements thereof prepared by or for Agilent to the public by sale or other transfer of ownership or by rental, lease or lending, as part of Agilent ICBD Products, and (D) to perform (by any means and using any technology, whether now known or unknown, including without limitation electronic transmission) and display the works of authorship included in the Licensed HP ICBD Technology and Improvements thereof prepared by or for Agilent, as part of Agilent ICBD Products;

               (ii) under its and their Database Rights in and to the Licensed HP ICBD Technology, to extract data from the databases included in the Licensed HP ICBD Technology and to re-utilize such data to design, develop, manufacture and have manufactured Agilent ICBD

Products and to Sell such Agilent ICBD Products that incorporate such data, databases and Improvements thereof prepared by or for Agilent;

               (iii) under its and their Mask Work Rights in and to the Licensed HP ICBD Technology, (A) to reproduce and have reproduced mask works and semiconductor topologies included in the Licensed HP ICBD Technology and embodied in Agilent ICBD Products by optical, electronic or any other means, (B) to import or distribute a product in which any such mask work or semiconductor topology is embodied, and (C) to induce or knowingly to cause another Person to do any of the acts described in Sections 3.3(a)(iii)(A) and (B) above; and

               (iv) under its and their trade secrets and other intellectual property rights in and to the Licensed HP ICBD Technology (except the intellectual property rights excluded from the definition of ICBD Technology), to use the Licensed HP ICBD Technology and Improvements thereof prepared by or for Agilent to design, develop, manufacture and have manufactured Agilent ICBD Products and to Sell such Agilent ICBD Products.

          (b) Without limiting the generality of the foregoing licenses granted in Section 3.3(a) above,

               (i) with respect to cores or other similar elements included within the Licensed HP ICBD Technology, such licenses include the right to synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed and integrate the cores or other similar elements and Improvements thereof made by or for Agilent to design, develop and manufacture Agilent ICBD Products, and to Sell Agilent ICBD Products worldwide;

               (ii) with respect to software included within the Licensed HP ICBD Technology, such licenses include the right to use, modify, and reproduce such software and Improvements thereof made by or for Agilent to create Agilent ICBD Products, in source code and object code form, and to Sell such software and Improvements thereof made by or for Agilent, in source code and object code form, as part of Agilent ICBD Products; and

               (iii) the foregoing licenses include the right to have contract manufacturers and foundries manufacture Agilent ICBD Products for Agilent.

          (c) Agilent may grant sublicenses within the scope of the licenses granted under Sections 3.3(a) and (b) above as follows:

                 (i) Agilent may grant sublicenses to its Subsidiaries for so long as they remain its Subsidiaries, with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of such party, and as described in Section 3.3(c)(iii) below; provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming a Subsidiary;

                 (ii) Agilent may grant sublicenses to its Affiliated Companies for so long as Agilent holds at least thirty percent (30%) ownership interest in the Affiliated Companies, with no right to grant further sublicenses other than, in the case of a sublicensed Affiliated Company, to the

Affiliated Company's wholly owned subsidiaries and as described in Section 3.3(c)(iii) below; provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming an Affiliated Company;

               (iii) Agilent may grant sublicenses with respect to Agilent ICBD Products in the form of software, in object code and source code form, to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers; and

               (iv) Agilent may grant sublicenses with respect to the relevant Licensed HP ICBD Technology to the Transferee (as defined below), in the event that Agilent transfers, after the Separation Date, a going business (but not all or substantially all of its business or assets), provided that such transfer includes at least one marketable product and tangible assets having a net value of at least ten million U.S. Dollars ($10,000,000.00), regardless of whether such transfer is part of (A) an asset sale to any Third Party, (B) a sale of shares or securities in a Subsidiary or Affiliated Company to a Third Party such that (x) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, Agilent ceases to hold at least thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (y) the Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority, or (C) a sale of shares or securities in a Subsidiary or Affiliated Company to a Third Party such that (x) in the case of a Subsidiary, the Subsidiary ceases to be a Subsidiary, or in the case of an Affiliated Company, Agilent ceases to hold at least thirty percent (30%) of the outstanding shares or securities in such Affiliated Company and (y) no single Third Party owns at least eighty percent (80%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such ex-Subsidiary or ex-Affiliated Company; provided that:

                     (1) the Transferee shall have no right to grant further sublicenses except as described in Section 3.3(c)(iii) above and except that the Transferee shall have the right to grant sublicenses to any Person at least eighty percent (80%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, directly or indirectly, owned by the Transferee, only for so long as such ownership exists;

                     (2) such sublicenses shall not come into effect unless and until such Transferee agrees in writing for the benefit of HP to be bound by the terms of this Agreement, including but not limited to the use restrictions in
Article IV and the confidentiality and obligations under Article V;

                     (3) this Section 3.3(c)(iv) shall be excluded from such sublicense in any event; and

                     (4) Agilent shall give HP prompt written notice of any such sublicense and a copy of the portions of the relevant agreement between Agilent and such Transferee containing the sublicense terms.

                     (5) Agilent may exercise its rights under this Section 3.3(c)(iv) no more than eight (8) times unless otherwise agreed to in writing by HP. Notwithstanding the foregoing limitation, however, in any sublicense granted by Agilent to a Transferee under this Section 3.3(c)(iv), Agilent may elect to relinquish its license under this Agreement in the field of use covered by the sublicense, and such sublicense shall not count toward the limit. In making such election, Agilent promptly shall notify HP. All notices of transfer by Agilent and all consents by HP shall be effective only if provided to or by the Director of Intellectual Property of the applicable party.

                     (6) As used in this Section 3.3(c)(iv), "Transferee" in the case of Sections 3.3(c)(iv)(A) and (B) means the Third Party acquiring the going business or eighty percent (80%) of the Subsidiary or Affiliated Company and in the case of Section 3.3(c)(iv)(C) means the ex-Subsidiary or ex-Affiliated Company only.

          (d) The licenses granted above to the Licensed HP ICBD Technology shall continue in perpetuity (or, in the case of Copyrights, Database Rights and Mask Work Rights, until the expiration of the term thereof).

     3.4 HAVE MADE RIGHTS. Each party understands and acknowledges that the "have made" rights granted to it in Section 3.1 or 3.3, as applicable, and the sublicenses of such "have made" rights granted pursuant to Sections 3.1(c)(i) and (ii) and 3.3(c)(i) and (ii), as applicable, are intended to cover only the products of such party, its Subsidiaries and Affiliated Companies (including private label or OEM versions of such products), and are not intended to cover foundry or contract manufacturing activities that such party may undertake through Third Parties for Third Parties.

     3.5  RIGHTS TO JOINT ICBD TECHNOLOGY.

          (a) Each party has the right to (i) use and exploit the Joint ICBD Technology, (ii) license the Joint ICBD Technology to Third Parties and (iii) transfer its ownership interest in any or all Joint ICBD Technology to any Third Party, in each case (x) without restriction, (y) without the consent of the other party and (z) without the obligation to account to the other party for profits derived therefrom.

          (b) Should either party (the "Registering Party") desire at any time to register Copyrights, Database Rights or Mask Work Rights in and to the Joint ICBD Technology in any jurisdiction, such party shall notify the other party (the "Non-Registering Party") in writing of its intent and the reasons therefor. The Non-Registering Party promptly shall communicate in writing any objections it may have. In the absence of any written objections within thirty (30) days after the date of its notice, the Registering Party shall be free to proceed with the desired registration in the name of both HP and Agilent. In the event of any such objections by the Non-Registering Party, the parties shall discuss and negotiate reasonably and in good faith to resolve the objections based on each party's business objectives with respect to the relevant item of Joint ICBD Technology. The parties shall share equally any actual and reasonable out-of-pocket expenses (expressly excluding the value of the time of either party's employees) incurred in connection with any such registration. The

Registering Party promptly shall provide the Non-Registering Party with copies of each application and issued registration under this Section 3.5(b).

          (c) Should either party become aware of any actual infringement or misappropriation of Joint ICBD Technology, such party shall promptly communicate the details to the other party and the parties will meet and confer regarding any enforcement action with respect to such Joint ICBD Technology. If the parties decide jointly to bring an action for infringement or misappropriation of such Joint ICBD Technology, the parties shall equally share all actual and reasonable expenses associated therewith (except for the value of the time of each party's employees in connection with the action; each party shall alone bear its employee expenses) and any resulting damages or compensation, including any amounts paid in settlement. If the parties decide not to jointly bring such an action, either party or any of its Subsidiaries may, at its own expense (including, as the parties shall agree on a case by case basis, compensation, if any, of the other party for the value of time of the other party's employees as reasonably required in connection with the action), enforce any Joint ICBD Technology against any Third Party infringer or misappropriating Person without the consent of the other party, subject to the following: (i) neither party shall have any obligation to be joined as a party plaintiff in such action without its prior written consent, which may be granted or withheld in its sole discretion, regardless of whether such joinder is required in order to confer jurisdiction in the jurisdiction in which the action is to be brought, (ii) if either party brings any such action on its own, including cases in which the other party consents to be named as party plaintiff, the party bringing the action agrees to defend, indemnify and hold harmless the other party for all losses, costs, liabilities and expenses arising out of or related to the bringing of such action, and (iii) the party bringing such action may not take any action, or make any admissions, that may affect the validity of any registration for Copyrights, Database Rights or Mask Work Rights covering Joint ICBD Technology without the prior written consent of the other party. If the enforcing party or its Subsidiaries recovers any damages or compensation for any action the enforcing party or the Subsidiaries of the enforcing party takes hereunder, including any settlement, the enforcing party or the Subsidiaries of the enforcing party shall retain one hundred percent (100%) of such damages. If the parties cooperate in any such enforcement action, then any recovery of damages or compensation shall be allocated pursuant to mutual agreement.

     3.6  IMPROVEMENTS.

          (a) As between the parties, after the Separation Date, Agilent hereby retains all right, title and interest, including all intellectual property rights, in and to any Improvements to Licensed HP ICBD Technology or HP Owned ICBD Technology made by or for Agilent in the exercise of the licenses granted to it hereunder, subject only to the ownership of HP in the underlying Licensed HP ICBD Technology and HP Owned ICBD Technology, and HP hereby retains all right, title and interest, including all intellectual property rights, in and to any Improvements to Licensed Agilent ICBD Technology made by or for HP in the exercise of the licenses granted to it hereunder, subject only to the ownership of Agilent in the underlying Licensed Agilent ICBD Technology. Unless otherwise agreed by the parties in writing, Agilent has no obligation to disclose or license to HP any Improvements to the Agilent Owned ICBD Technology, Licensed Agilent ICBD Technology, HP Owned ICBD Technology, Licensed HP ICBD Technology or Joint ICBD Technology made by or for Agilent and HP has no obligation to disclose or license to

Agilent any Improvements to HP Owned ICBD Technology, Licensed HP ICBD Technology, Licensed Agilent ICBD Technology or Joint ICBD Technology made by or for HP; provided, however, that each party agrees promptly to respond to requests from the other party regarding any such Improvements that may have been made by or for it in a defined technical area, and to negotiate in good faith disclosing and licensing such Improvements to the other party.

          (b) Notwithstanding the foregoing provisions of Section 3.6 (a), the parties agree that this Agreement does not supersede any existing arrangements that may have been made before the Separation Date regarding the allocation of ownership to any Improvements as between HP and Agilent.

     3.7 SUBSIDIARIES AND AFFILIATED COMPANIES. A sublicense to a particular Subsidiary or Affiliated Company of a party hereto granted pursuant to Sections 3.1(c)(i) or (ii) or 3.3(c)(i) or (ii) shall terminate upon the date that, in the case of a Subsidiary of a party, such Subsidiary ceases to be a Subsidiary of such party, or, in the case of an Affiliated Company of a party, such party ceases to hold at least a thirty percent (30%) ownership interest in such Affiliated Company; provided, however, that such cessation shall not affect such party's rights to grant further sublicenses to such terminated Subsidiary or Affiliated Company as set forth in Sections 3.1(c)(iv) or 3.3(c)(iv) above. In the event that, at the time of such cessation, such Subsidiary or Affiliated Company owns any ICBD Technology to which the other party is licensed, such license shall continue for the term thereof.

     3.8 NO PATENT LICENSES. Nothing contained in this Agreement shall be construed as conferring to either party by implication, estoppel or otherwise any license or right under any Patent, or applications therefor, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued Patent. The applicable licenses granted between HP and Agilent with respect to Patents are set forth in a separate Master Patent Ownership and License Agreement.

     3.9 THIRD PARTY TECHNOLOGY. The assignment of any applicable license agreements with respect to Third Party ICBD Technology are set forth in a separate General Assignment and Assumption Agreement between the parties.


                                  ARTICLE IV
                               USE RESTRICTIONS

     Agilent agrees that, other than HP ICBD Products for Sale to HP (or its Subsidiaries or Affiliated Companies or Third Parties designated in writing by
HP), Agilent and its sublicensees will not use the Agilent Owned ICBD Technology or Licensed HP ICBD Technology to design, develop, make, have made, import, offer for Sale or Sell products in the fields of use set forth in Exhibit B. The foregoing limitations shall terminate three (3) or ten (10) years after the Separation Date, as indicated in the ICBD Technology Field Definition Database. The foregoing restrictions in this Article IV shall not restrict Agilent or its Subsidiaries or Affiliated Companies from continuing to design, develop, make, have made, import, offer for Sale or Sell Agilent ICBD Products that are being shipped by Agilent or its Subsidiaries or Affiliated Companies as of the Separation Date in volumes comparable to (or less than) the volumes in which they are shipped as of the Separation Date.


                                   ARTICLE V
                                CONFIDENTIALITY

     The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.


                                  ARTICLE VI
                                  TERMINATION

     6.1 VOLUNTARY TERMINATION. By written notice to the other party, each party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by such other party. Such notice shall specify the effective date of such termination and shall clearly specify any affected ICBD Technology, product or service.

     6.2 SURVIVAL. Any voluntary termination of licenses and rights of a party under Section 6.1 shall not affect such party's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to the other party hereunder.

     6.3 NO OTHER TERMINATION. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof shall be, subject to the requirements of Article VII, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses granted by it in this Agreement.

                                  ARTICLE VII
                              DISPUTE RESOLUTION

     7.1 NEGOTIATION. The parties shall make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within thirty (30) days after notice of a dispute or claim is given by either party to the other party, the parties' first tier negotiating teams (as determined by each party's Director of Intellectual Property or his or her delegate) shall meet and make a good faith attempt to resolve such dispute or claim and shall continue to negotiate in good faith in an effort to resolve the dispute or claim or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then the parties' second tier negotiating teams (as determined by each party's Director of Intellectual Property or his or her delegate) shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 7.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

     7.2 NONBINDING MEDIATION. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties within fifteen
(15) days after the first meeting of the second tier negotiating teams under
Section 7.1, the parties will attempt in good faith to resolve such dispute or claim by nonbinding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in Section 7.3, no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

     7.3 PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. In the event that litigation is commenced under this
Section 7.3, the parties agree to continue to attempt to resolve any dispute or claim according to the terms of Sections 7.1 and 7.2 during the course of such litigation proceedings under this Section 7.3.

                                 ARTICLE VIII
                            LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF BREACH BY THE OTHER PARTY OF SECTIONS 3.1(a), 3.2(a), 3.3(a) OR ARTICLE IV AND SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT K OF THE MASTER SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     9.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL ICBD TECHNOLOGY AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER IS LICENSED OR PROVIDED ON AN "AS IS" BASIS, AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES OR AFFILIATED COMPANIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries or Affiliated Companies makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

     9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Licensed Agilent ICBD Technology, the Licensed HP ICBD Technology and the HP Owned ICBD Technology. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of the Licensed Agilent ICBD Technology and the Licensed HP ICBD Technology), except as specifically provided herein.

     9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Copyrights, Database Rights or Mask Work Rights or misappropriation of any trade secret rights in or to any ICBD Technology licensed to the other party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such rights or which claims that any ICBD Technology assigned or licensed to the other party hereunder infringes any Patent, Copyright, Database Right, Mask Work Right or other intellectual property right of any Third Party or constitutes a misappropriated trade secret of any Third Party. HP shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights, Database Rights or Mask Work Rights in or to the Licensed Agilent ICBD Technology and Agilent shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights, Database Rights or Mask Work Rights in or to the Licensed HP ICBD Technology.

     9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing: (i) neither the execution of this Agreement nor anything in it or in the HP Owned ICBD Technology shall be construed as an obligation upon Agilent to make or Sell HP ICBD Products; any such obligation shall be set forth in a separate written agreement between the parties and (ii) neither party or any of its Subsidiaries or Affiliated Companies is obligated to provide any technical assistance.

     9.5 ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement and the other Ancillary Agreements (as defined in the Master Separation Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear on any portion of the Agilent Owned ICBD Technology, Licensed Agilent ICBD Technology, HP Owned ICBD Technology or Licensed HP ICBD Technology. To the extent there is a conflict between this Agreement and the Master Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern.

     9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     9.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

          if to HP:

                    c/o Hewlett Packard Company
                    3000 Hanover Street
                    Palo Alto, CA 94304
                    Attention: Associate General Counsel and
                               Director of Intellectual Property
                    Telecopy:  (650) 852-8194

          if to Agilent:

                    c/o Agilent Technologies, Inc.
                    3000 Hanover Street
                    Palo Alto, CA 94304
                    Attention: Assistant General Counsel and
                               Director of Intellectual Property
                    Telecopy:  (650) 813-3095
or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed. As used in this Section 9.8, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

     9.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to a Person that succeeds to all or substantially all of the business or assets of such party. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     9.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     9.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

     WHEREFORE, the parties have signed this ICBD Technology Ownership and License Agreement effective as of the date first set forth above.

HEWLETT-PACKARD COMPANY               AGILENT TECHNOLOGIES, INC.

By: /s/ Ann O. Baskins                By: /s/ Craig Nordlund
    ------------------------------        --------------------------------
Name: Ann O. Baskins                  Name: Craig Nordlund
      ----------------------------          ------------------------------
Title: Associate General Counsel      Title: Senior Vice President,
       ---------------------------           -----------------------------
       and Assistant Secretary               General Counsel and Secretary



      [Signature Page to ICBD Technology Ownership and License Agreement]

                                   EXHIBIT A
              TO ICBD TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                             AFFILIATED COMPANIES

1.   HP Affiliated Companies
     -----------------------

     ImagineCard

     Idea LLC

     Intria-HP

     Intria-HP Potomac

     Ericsson-HP Telecom (Sweden)

     Ericsson-HP Telecom (France)

     Hua-Pua

     Putial Ome

     PT Berka Services

     Liquidity Management Group

     Hugin Expert

     Syc

     Sopura Systems


2.   Agilent Affiliated Companies
     ----------------------------

     Chartered Semiconductor Partners Singapore

     LumiLEDS

                                   EXHIBIT B
              TO ICBD TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                              FIELD RESTRICTIONS

     1. Inkjet Products, Printer Products (including Printer Supplies, Accessories and Components), and Document Scanners (as such terms are defined in the ICBD Technology Field Definition Database).

     2. Computing Products (as such term is defined in the ICBD Technology Field Definition Database).